Exhibit 10.1

CORNELL COMPANIES, INC.

RESTRICTED STOCK AWARD

(Performance Based)

This Award is made effective as of [Date] (the “Date of Grant”) by CORNELL COMPANIES, INC. (the “Company”) to                    (the “Participant”).

1.             Grant.

(a)           Shares.  Pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”),                contingent, performance-based restricted shares (the “Restricted Shares”) of the Company’s common stock, par value $0.001, will be issued as hereinafter provided in the Participant’s name.  Such Restricted Shares shall be subject to certain restrictions as hereinafter described pursuant to the Plan and this Award.  The exact number of Restricted Shares that will actually vest and be earned by you (if any) is expressly subject to the vesting requirements described below.

(b)           Issuance of Shares.  The Restricted Shares will be issued upon acceptance hereof by the Participant.  The Restricted Shares may, in the discretion of the Company, be issued in either book entry or certificate form prior to any vesting hereunder.  The Participant shall have voting rights and the right to receive dividends on the Restricted Shares.  To the extent that a portion of the Restricted Shares vest, the Company will distribute such vested Shares to the Participant in a reasonable time period after the performance determination is made in a manner to be determined by Company from time to time, which may consist of share certificates or electronic transfer to brokerage accounts required to be established by the Participant.  Participant agrees that Participant may be required to open a brokerage account as directed by Company for administration of Participants equity awards from Company.

(c)           Plan Incorporated.  The Participant acknowledges receipt of a copy of the Plan, and agrees that this grant of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any.

2.                                       Restrictions. The Participant hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)           Except as may be otherwise provided in the Plan or this Award, in the event of termination of the Participant’s employment with the Company or an Affiliate for any reason, including but not limited to retirement, voluntary termination, involuntary termination, death, or disability, the Participant shall, for no consideration, forfeit to the Company all Restricted Shares which have not vested at the time of termination.

The Committee may, in its discretion and pursuant to the Plan, accelerate the time at which vesting conditions have been achieved.

(b)           Vesting Requirements.  Subject in all respects to this Agreement, the Restricted Shares shall vest only upon the Company achieving the performance criteria set forth below.  The performance criteria shall be based upon the Company’s annual earnings before interest and taxes and including depreciation allowance (“EBITDA”) targets set forth below, calculated as described and contemplated herein.  These contingent Restricted Shares shall vest (if at all) as follows: one-third (33.33%) of such shares (XX shares) vest upon the achievement of each of the EBITDA targets set forth below with respect to a fiscal year up of the Company up to and including [Year] and beginning with [Year]:

Performance-based Vesting Requirements

EBITDA Targets* (in millions)	$	$	$
# Shares Vested and Distributed (reduced by any EBITDA awards distributed in prior periods; not in addition**)

*                 Determination of Performance Results.  EBITDA shall be calculated and determined by the Company.  The Company may decide in its sole and exclusive discretion to adjust the calculation of EBITDA for any given year.  Examples of items for which an adjustment might be made include, but are not limited to, the following:

•                  Changes to accounting standards as required by Generally Accepted Accounting Procedures (GAAP) or the Financial Accounting Standards Board (FASB) after the performance goal has been set;

•                  Certain unbudgeted capital transactions; and

•                  Profit or loss during a Plan Year that is attributable to certain entities, programs or contracts acquired by the Company during such Plan Year, or other adjustments relating to a significant acquisition, divestiture or corporate transaction.

Participant expressly agrees that (i) the Company shall, in its sole and exclusive discretion, so calculate and determine EBITDA and the associated performance under the targets, and (ii) Company’s determination will be conclusive, final and binding.

from this facility will be excluded in the final determination of [Year] EBITDA.

**          By way of illustration, if prior to any EBITDA targets being met, the EBITDA for a particular covered year were the amount set forth in Column 2, then two-thirds (66.67%) of the Restricted Shares would vest (i.e., one-third for achieving the EBITDA target in Column 1 and an additional one-third for achieving the EBITDA target in Column 2).

(d)           Except as expressly set forth below in this subsection (d) or in the Plan, the Participant must be employed by the Company at the time a performance determination is made and finalized hereunder with respect to any particular fiscal year in order to be eligible to vest in any remaining unvested portion of the award.  Notwithstanding the foregoing, a Participant shall be entitled to that portion of the award related to any fiscal year covered hereby that would otherwise be earned in the event that (i) the Participant’s employment is terminated after completion of such fiscal year but prior to the time the performance determination is made and finalized for such year, and (ii) such termination was a result of the Participant’s death or disability (as determined by the Company) or the Participant’s employment was terminated for the convenience of the Company as determined by the Company in its sole and absolute discretion.

3.             No Transfer.  The Restricted Shares granted hereunder are not transferable by the Participant and may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred or disposed of until after the share(s) are vested and distributed to the Participant.  Any such attempted transfer or pledge shall be null and void.  Notwithstanding the foregoing restriction, in the event any such attempted transfer or pledge shall be found for any reason to be effective by operation or in accordance with applicable law, the vesting requirements shall be binding upon and enforceable against any such transferee of Restricted Shares.

4.             Taxes.  All distributions under this Award are subject to withholding of all applicable taxes.  Subject to the rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of Shares that the Participant is otherwise entitled to under the Plan.

5.             Binding.  This Award shall be binding upon and inure to the benefit of any successor to the Company and all persons lawfully claiming under the Participant.

6.             Defined Terms.  Unless otherwise specifically defined herein, each term used herein which is defined in the Plan shall have the meaning assigned such term in the Plan.

7.             Amendment; Modification.  This Award may be amended by agreement of the Participant and the Company, without the consent of any other person.  The Company shall have the rights of amendment and modification set forth in the Plan.

8.             Governing Law.  This Award shall be governed by, and construed in accordance with the laws of the State of Texas.

9.             Restrictions on Resale.  Other than the restrictions expressly described herein, there are no additional restrictions imposed by the Plan on the resale of vested Restricted Shares acquired under the Plan.  However, under the provisions of the Securities Act of 1933 (the “Securities Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), resales of shares acquired under the Plan by certain officers and directors of the Company who may be deemed to be “affiliates” of the Company must be made pursuant to an appropriate effective registration statement filed with the SEC, pursuant to the provisions of Rule 144 issued under the Securities Act, or pursuant to another exemption from registration provided in the Securities Act.  At the present time, the Company does not have a currently effective registration statement pursuant to which such resales may be made by affiliates.  These restrictions do not apply to persons who are not affiliates of the Company; provided, however, that all employees are subject to the Company’s policies against insider trading, and restrictions on resale may be imposed by the Company from time-to-time as may be necessary under applicable law.

10.           Effect on Other Benefits.  Income recognized by you as a result of the grant or vesting of Restricted Shares or dividends on your Restricted Shares will not be included in the formula for calculating benefits under any of the Company’s retirement and disability plans or any other benefit plans.

By acceptance of this Award Agreement, the Participant acknowledges acceptance of the terms and conditions set forth herein and in the Plan.

CORNELL COMPANIES, INC.		PARTICIPANT

By:

Name:	Patrick N. Perrin	Name:
Title:	Senior Vice President,
Chief Administrative Officer